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                                                                       EXHIBIT 3


                   NAVISTAR INTERNATIONAL TRANSPORTATION CORP.
                          AND CONSOLIDATED SUBSIDIARIES
                   -------------------------------------------

                      ARTICLES OF INCORPORATION AND BY-LAWS


     The following documents of Navistar International Transportation Corp. are incorporated herein by reference:

         3.1 Restated Certificate of Incorporation of Navistar International Transportation Corp. effective October 27, 1995, filed as
                Exhibit 3.1 on Annual Report on Form 10-K dated October 31, 1996, which was filed on January 26, 1996, Commission File No. 1-5236.

         3.2 The By-Laws of Navistar International Transportation Corp. effective February 14, 1995, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October 31, 1996 which was filed on January 26, 1996, on Commission File No. 1-5236.




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